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                                                                    EXHIBIT 16.1


December 3, 2001





Mr. Jerry Mitchell, CPA
Chief Financial Officer
Reliable Power Systems, Inc.
399 Perry Street
Castle Rock, Colorado 80104

Dear Mr. Mitchell:

This is to confirm that the client-auditor relationship between Reliable Power Systems, Inc. (Commission File Number 000-09255) and AJ. Robbins, P.C. has ceased.

Very truly yours,

AJ. ROBBINS, P.C.




by /s/ AJ. Robbins
  ------------------------------------------
  AJ. Robbins, C.P.A.

AJR:kb

cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, N.W.
         Washington, D.C. 20549